Exhibit 21

SIGNIFICANT SUBSIDIARIES
CLIFFS NATURAL RESOURCES INC. AS OF DECEMBER 31, 2012

Name	Cliffs' Effective Ownership	Place of Incorporation
Cleveland-Cliffs International Holding Company	100%	Delaware, USA
Cliffs (Gibraltar) Holdings Limited	100%	Gibraltar
Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S.	100%	Luxembourg
Cliffs (Gibraltar) Limited	100%	Gibraltar
Cliffs Asia Pacific Iron Ore Holdings Pty Ltd	100%	Australia
Cliffs Asia Pacific Iron Ore Pty Ltd	100%	Australia
Cliffs Canada Finance Inc.	100%	Ontario, Canada
Cliffs Greene B.V.	100%	The Netherlands
Cliffs Minnesota Mining Company	100%	Delaware, USA
Cliffs Natural Resources Holdings Pty Ltd	100%	Australia
Cliffs Natural Resources Luxembourg S.à r.l.	100%	Luxembourg
Cliffs Natural Resources Pty Ltd	100%	Australia
Cliffs Netherlands B.V.	100%	The Netherlands
Cliffs Quebec Iron Mining Limited	100%	Canada
Cliffs TIOP, Inc.	100%	Michigan, USA
Cliffs UTAC Holding LLC	100%	Delaware, USA
Northshore Mining Company	100%	Delaware, USA
The Bloom Lake Iron Ore Mine Limited Partnership	75%	Quebec, Canada
The Cleveland-Cliffs Iron Company	100%	Ohio, USA
Tilden Mining Company L.C.	85%	Michigan, USA
United Taconite LLC	100%	Delaware, USA